Exhibit 4.4
CYCLICA INC.

SECOND AMENDED AND RESTATED STOCK OPTION PLAN
Cyclica Inc. (the “Corporation”) hereby adopts this Second Amended and Restated Stock Option Plan (the “Plan”) for certain Employees, Directors and Consultants of the Corporation and/or its Affiliates.
Article 1
Purpose
1.1Purpose.
The purpose of the Plan is to attract and retain Employees, Directors or Consultants of the Corporation and/or its Affiliates, and to ensure that interests of key Persons are aligned with the success of the Corporation and its Affiliates.
Article 2
Interpretation
2.1Definitions.
In this Plan, the following terms have the following meanings:
“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person;
“Board” means the board of directors of the Corporation;
“Cause” means with respect to any Optionee, (a) in the case where there is an employment or service agreement in effect between the Corporation or one of its Affiliates and the Optionee that defines “cause” (or words of like import) as applicable to the Optionee, “cause” as defined under such agreement; or (b) in the case where there is no such agreement in effect:
(i)theft, fraud, dishonesty or misconduct by the Optionee involving the property, business or affairs of the Corporation or any of its Affiliates or the carrying out of the Optionee’s duties to the Corporation or any of its Affiliates;
(ii)any material breach or non-observance by the Optionee of any term of any employment or service agreement between the Optionee and the Corporation or any of its Affiliates, this Plan or any non-competition, non-solicitation, confidentiality or intellectual property covenants between the Optionee and the Corporation or any of its Affiliates;
(iii)the material failure by the Optionee to perform his or her duties with or for the Corporation or any of its Affiliates provided that the Optionee has been given notice in writing thereof and a reasonable period in which to rectify such failure;
(iv)the failure of the Optionee to comply with his or her fiduciary duties to the Corporation or any of its Affiliates (if any); or

(v)the Optionee’s conviction of, or plea of guilty or no contest to, a criminal offence, felony, or a crime or offence involving moral turpitude;
“Change in Control” means: (i) a sale of all or substantially all of the consolidated assets of the Corporation and its subsidiaries to a Third Party Purchaser; (ii) a sale resulting in no less than a majority of the Common Shares (or other voting securities of the Corporation) on a fully diluted basis being held by a Third Party Purchaser; (iii) a merger, consolidation, recapitalization or reorganization of the Corporation with or into a Third Party Purchaser that results in the inability of the holders of Common Shares immediately prior to the merger, consolidation, recapitalization or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company; or (iv) any additional event that the Board reasonably determines is a Change in Control; provided, that, notwithstanding the foregoing, (i) the completion of an IPO shall not constitute a Change in Control unless the Board determines otherwise, and (ii) to the extent necessary to comply with Code Section 409A with respect to the payment of deferred compensation to any U.S. Taxpayer, “Change in Control” shall be limited to a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) prescribed pursuant to Code Section 409A;
“Code” means the U.S. Internal Revenue Code of 1986, as amended;
“Common Shares” means the common shares in the capital of the Corporation;
“Consultant” means an individual consultant or a consultant entity, other than an Employee or Director, that:
(i)is engaged to provide services on a bona fide basis to the Corporation or any of its Affiliates, other than services provided in relation to a distribution of securities of the Corporation or any of its Affiliates;
(ii)provides the services under a written contract with the Corporation or any of its Affiliates; and
(iii)spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or any of its Affiliates, and includes, (i) for an individual consultant, (A) a company of which the individual consultant is an employee or shareholder, or (B) a partnership of which the individual consultant is an employee or partner, and (ii) for a consultant that is not an individual, an employee or director of the consultant, provided that the individual employee or director spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or any of its Affiliates;
“Director” means a member of the Board from time to time who is not an Employee;
“Disability” means the Optionee’s inability to substantially fulfill his or her duties to the Corporation or any of its Affiliates for a period of two years or more (taking into account any accommodation by the Corporation or any of its Affiliates as is required under applicable law); if there is any disagreement between the Corporation and the Optionee as to the Optionee’s Disability or as to the date any such Disability began or ended, the same shall be determined by a physician mutually acceptable to the Corporation and the Optionee whose determination shall be conclusive evidence of any such Disability and of the date any such Disability began or ended;

“Employee” means (subject to any applicable securities laws) a full-time or part-time employee of the Corporation or any of its Affiliates;
“Employer” means, with respect to an Optionee, the Corporation or applicable Affiliate thereof that employs or engages the Optionee or employed or engaged the Optionee immediately prior to the relevant time;
“Fair Market Value” means with respect to a Common Share, as of any date: (i) if the Common Shares are not then readily tradable on an established securities market, the fair market value of such Common Shares as determined by the Board (by the reasonable application of a reasonable valuation method) and consistent with the principles of Code Section 409A in the case of an Option granted to or held by a U.S. Taxpayer; or (ii) if the Common Shares are then readily tradable on an established securities market, the closing price reported on the principal market on which such class or security is traded on such date or, if there is no sale of such Common Shares on such date, then on the last previous date on which there was a sale;
“Grant Date” means, for any Option, the date the Board grants the Option;
“Incentive Stock Option” means an option that meets the requirements of Code Section 422 or any successor provision and is designated as such in the applicable Option Agreement;
“Intrinsic Value” means, with respect to an Option (or relevant portion thereof), an amount equal to the product of (i) the number of Common Shares subject to such Option (or relevant portion thereof) and (ii) excess, if any, of the Fair Market Value of a Common Share as of the applicable date of determination over the Option Price;
“IPO” means an initial public offering, whether on a treasury or secondary basis, resulting in the holding of Common Shares (or equity of a non-arm’s length entity that acquired all or substantially all of the assets of the Corporation), directly or indirectly, by the public, or a transaction giving rise to a Stock Market Listing or over-the-counter quotation of Common Shares (or equity of a non-arm’s length entity that acquired all or substantially all of the assets of the Corporation) and includes an amalgamation, securities exchange take-over bid or other transaction having a similar result;
“Non-Qualified Stock Option” means an option that is not intended to be or does not meet the requirements of an Incentive Stock Option. Any Option granted by the Board that is not designated as an Incentive Stock Option in the applicable Option Agreement will be a Non-Qualified Stock Option;
“Notice” has the meaning set forth in Section 6.2;
“Option” means the right to purchase Common Shares granted under the Plan pursuant to the terms and conditions of an Option Agreement;
“Option Agreement” means an agreement between the Corporation and an Employee, Director or Consultant evidencing the grant of an Option and the terms and conditions of such Option in the form of Schedule A hereto or such other form(s) as may be approved by the Board from time to time;
“Optionee” means an Employee, Director or Consultant who holds Options granted under the Plan pursuant to an Option Agreement;

“Option Price” means the purchase price per Optioned Share determined in accordance with Section 4.4;
“Optioned Shares” means the Common Shares which may be or actually are purchased by an Optionee pursuant to an Option;
“Parent Corporation” has the meaning set forth in Code Section 424(e) or any successor provision;
“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;
“Plan” means this Second Amended and Restated Stock Option Plan, as may be amended from time to time;
“Right of First Refusal and Co-Sale Agreement” means the Right of First Refusal and Co-Sale Agreement between the Corporation and the shareholders named therein dated April 9, 2020 (as amended);
“Shareholder” means a holder of Common Shares;
“Shareholder Agreements” means the Right of First Refusal and Co-Sale Agreement and Voting Agreement (or similar agreements), as in effect from time to time and as may be amended from time to time;
“Stock Market Listing” means a listing of the securities of the Corporation on the Toronto Stock Exchange, TSX Venture Exchange, New York Stock Exchange, NASDAQ Market or such other recognized exchange as approved by the Board;
“Subsidiary Corporation” has the meaning set forth in Code Section 424(f) or any successor provision;
“Termination Date” means: (i) in respect of an Optionee who is a Director or Consultant, the date the Optionee ceases to be a Director or Consultant, as applicable; and (ii) in respect of an Optionee who is an Employee, the Optionee’s last day of active employment with his or her Employer (other than in connection with the Optionee’s transfer of employment to an Affiliate of his or her Employer); in each case, regardless of whether the Optionee’s employment or engagement with the Corporation or any of its Affiliates is terminated with or without Cause, lawfully or unlawfully, and does not include any period of statutory, contractual, common law, civil law or other notice of termination of employment or engagement or any period of salary continuance, severance or deemed employment or other damages paid or payable to the Optionee in respect of the termination of employment or engagement, whether pursuant to an employment agreement, service agreement or other agreement or at law;
“Third Party Purchaser” means any Person who is not an Affiliate of the Corporation and is the acquirer in connection with a Change in Control;
“U.S. Taxpayer” means any Optionee who is a United States citizen or United States resident alien as defined for purposes of Section 7701(b)(1)(A) of the Code; and

“Voting Agreement” means the Voting Agreement between the Corporation and the shareholders named therein dated April 9, 2020 (as amended).
2.1Interpretation.
Any reference in this Plan to gender shall include all genders and words importing the singular number only shall include the plural and vice versa. The division of the Plan into Articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of the Plan. Unless otherwise indicated, any reference in the Plan to an Article or Section refers to the specified Article or Section of the Plan.
Article 3
Shares Reserved for Issuance
3.1Shares Reserved for Issuance.
The maximum number of Common Shares reserved for issuance under the Plan shall be 5,350,770 Common Shares (subject to any adjustment pursuant to Section 10.1). Common Shares in respect of Options that have been exercised, cancelled, surrendered or terminated or that expire without being exercised shall again be available for issuance under the Plan. Notwithstanding the foregoing, the maximum number of Common Shares that may be issued under this Plan pursuant to the exercise or surrender of Incentive Stock Options is 5,350,770, but in all events subject to the limitation in the previous sentence.
3.2No Fractional Shares.
No fractional Common Shares shall be issued under the Plan.
Article 4
Grant of Options and Rights of Optionees
4.1Grant of Options.
The Board may, at any time and from time to time, grant Options to such Employees, Directors and Consultants as it may select for the number of Optioned Shares that it shall designate, subject to the provisions of this Plan, and provided that the total number of Common Shares subject to and acquired upon exercise of Options shall not at any time exceed the maximum set forth in Section 3.1. The Board shall make all necessary or desirable determinations regarding the granting of Options and may take into consideration the present and potential contributions of a particular Employee, Director or Consultant to the success of the Corporation and its Affiliates and any other factors which it may deem proper and relevant.
4.2Incentive Stock Options
The following provisions will apply only to Incentive Stock Options granted under the Plan:
(a)No Incentive Stock Option may be granted to any Employee, Director or Consultant who, at the time such Option is granted: (i) is not an employee of the Corporation or any Parent Corporation or Subsidiary Corporation of the Corporation; or (ii) owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Corporation or any Parent Corporation or Subsidiary Corporation of the Corporation, except that with respect to provision (ii) hereof, such an Option may be granted to an employee if, at the time the Option is granted, the Option Price is at least 110% of the Fair Market Value of the Common Shares subject to the Option, and the Option by its terms is not exercisable after the expiration of 5 years from the applicable Grant Date.
(b)To the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options (without regard to this Section 4.2(b)) are exercisable for the first time by any individual during any calendar year (under all plans of the Corporation or any Parent Corporation or Subsidiary Corporation of the Corporation) exceeds US$100,000 (such Fair Market Value to be determined as of the Grant Date of the respective Incentive Stock Options), such Options will be treated as Non-Qualified Stock Options. This Section 4.2(b) will be applied by taking Options into account in the order in which they were granted. If some but not all Options granted on any one day are subject to this Section 4.2(b), then such Options will be apportioned between Incentive Stock Option and Non-Qualified Stock Option treatment in such manner as the Board will determine.
(c)No Incentive Stock Option shall be granted more than 10 years from the date the Plan is adopted or the date the Plan is approved by shareholders, whichever is earlier.
4.3Option Agreement.
Each Option granted by the Board shall be evidenced by an Option Agreement between the Optionee and the Corporation in the form attached as Schedule A or such other form(s) as may be approved by the Board from time to time. Each Option Agreement shall specify the number of Optioned Shares, the Option Price, and the terms and conditions of the Option.
4.4Option Price.
The Option Price per Optioned Share at the time any Option is granted shall be the greater of:
(a)the Fair Market Value of the Optioned Shares on the Grant Date; and
(b)such greater amount as is determined by the Board on the Grant Date, if any.
4.5Prohibition on Transfer, Assignment or Pledge of Options.
Options are personal to the Optionee. No Optionee may deal with any Option or any interest in it or transfer or assign any Option held by the Optionee, except in the event of death or Disability, where an Option may be transferred to the Optionee’s heirs, executors, administrators, trustees, personal legal representatives or the like; provided , that an Incentive Stock Option shall not be transferable by an Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the Optionee’s lifetime only by the Optionee. A purported transfer or assignment of any Option in any other circumstances will not be valid, and the Corporation will not issue any Common Shares upon the attempted exercise of any such improperly transferred or assigned

Option. An Optionee may not mortgage, hypothecate, pledge or grant a security interest in any Option.
Article 5
Vesting
5.1Vesting Specified in the Option Agreement.
The Option Agreement shall specify the date or dates upon which an Optionee’s right to purchase the Optioned Shares shall vest (including subject to the attainment of certain financial results or other performance criteria). The Board shall have the discretion to provide for early vesting of any Option or Options. Notwithstanding the foregoing, except as otherwise approved by the Board, the vesting shall be as follows: 25% of the original number of Optioned Shares shall vest and become exercisable on the first anniversary of the Grant Date and an additional 1/48 of the original number of Optioned Shares shall vest and become exercisable at the end of each month following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date, provided, with respect to each vesting date, that the Optionee has not experienced a Termination Date prior to such date.
Article 6
Exercise of Options
6.1Exercise of Options.
Options shall be exercisable as specified in the Option Agreement (subject to acceleration by the Board) as to all or any lesser number of the Optioned Shares in respect of which the Optionee’s right to purchase Optioned Shares has vested.
6.2Exercise Procedure.
Options shall be exercised by written notice to the Corporation specifying the number of Optioned Shares in respect of which such Option is then being exercised (the “Notice” ), and such Notice shall include payment in full of the applicable Option Price and any applicable withholding taxes by way of cash or by certified cheque, bank draft, money order or wire transfer payable to the Corporation or by such other means as may be specified from time to time by the Corporation.
Subject to the approval of the Board with respect to specified options issued hereunder, an Optionee may exercise any Option on a cashless basis. In such event, an Optionee may file a Notice in a form satisfactory to the Corporation and elect to surrender a number of vested Options in exchange for an amount equal to (i) the aggregate Fair Market Value of the Optioned Shares underlying the vested Options being surrendered, minus (ii) the aggregate Option Price of the Optioned Shares underlying the vested Options being surrendered, minus (iii) any applicable withholding taxes. The Corporation shall satisfy the payment of such amount by issuing to the Optionee such number of Common Shares (rounded down to the nearest whole number) with an aggregate Fair Market Value equal to the amount.
Additionally, as a condition to the exercise of any Options, the Optionee must agree to be bound by the Shareholder Agreements.
6.3Issuance of Shares.

Following the exercise of the Option, the Corporation shall take all actions necessary to issue fully paid and non-assessable Optioned Shares to the Optionee.
Article 7
Expiration and Termination
7.1Expiry of Options.
The Board will, at the time the Option is granted, determine the date(s) upon which an Option will expire, which date(s) cannot be greater than 10 years from the Grant Date. On the expiry of an Option, the Option will be null, void and of no effect.
7.2Termination.
Options that are not vested as of the Optionee’s Termination Date for any reason shall automatically terminate on the Termination Date for no consideration.
In the event an Optionee ceases to be an Employee, Director or Consultant other than as a result of a termination for Cause, then unless otherwise provided in the Optionee’s Option Agreement, the Optionee may, within 180 days after the Optionee’s Termination Date, or such shorter period as is remaining in the term of the Options, exercise the Optionee’s vested Options in accordance with Article 6. At the end of such 180-day period or such shorter period as is remaining in the term of the Options, the unexercised Options shall automatically terminate, be forfeited for no consideration and be of no further force or effect.
In the event an Optionee ceases to be an Employee, Director or Consultant as a result of the Optionee’s death, then unless otherwise provided in the Optionee’s Option Agreement, the legal representative of the Optionee’s estate may, within one year after the Optionee’s Termination Date, or such shorter period as is remaining in the term of the Options, exercise the Optionee’s vested Options in accordance with Article 6. At the end of such one-year period or such shorter period as is remaining in the term of the Options, the unexercised Options shall automatically terminate, be forfeited for no consideration and be of no further force or effect.
In the event an Optionee ceases to be an Employee, Director or Consultant as a result of being terminated for Cause, all Options that are held by such Optionee, whether vested or unvested, shall automatically terminate on the Termination Date for no consideration.
Article 8
Change in Control
8.1Change in Control.
In the event of a Change in Control, except as otherwise provided in an Option Agreement, the Board shall provide for the treatment of each outstanding Option as it determines in its sole discretion, which treatment need not be uniform for all Optionees and/or Options and which may include, without limitation, one or more of the following:
(a)(i) continuation of such Option or (ii) conversion of such Option into, or substitution or replacement of such Option with, an award with respect to shares of the successor corporation (or a parent or subsidiary thereof) with substantially equivalent terms and value as such Option (which value as of immediately following such Change in Control shall not exceed the Intrinsic Value of such

Option as of immediately prior to such Change in Control), effected in accordance with Code Section 409A to the extent applicable; and/or
(b)acceleration of the vesting and the right to exercise such Option as of immediately, or during a specified period, prior to such Change in Control, and the termination of such Option to the extent such Option is not timely exercised.
For purposes of the application of this Section 8.1 to any outstanding Option, if such Option is subject to performance criteria, the level of attainment of such criteria shall be determined by the Board in its sole discretion, including, without limitation, by deeming such criteria attained at the applicable target or maximum level regardless of actual performance, or measuring the attainment of such criteria based on actual performance through such Change in Control or a specified date prior thereto.
Article 9
Shareholder Rights
9.1Shareholder Rights.
An Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to vote or to receive dividends or other distributions therefrom), unless and only to the extent that the Optionee shall from time to time duly exercise an Option, become a Shareholder and become a party to the Shareholder Agreements.
Article 10
Certain Adjustments
10.1Adjustment in the Number of Shares.
In the event of any corporate event or transaction involving the Corporation or an Affiliate (including, but not limited to, a change in the Common Shares of the Corporation or the capitalization of the Corporation), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind, extraordinary cash dividend, amalgamation or other like change in capital structure (other than normal cash dividends to shareholders of the Corporation), or any similar corporate event or transaction, the Board, to prevent dilution or enlargement of Optionees’ rights under the Plan, shall substitute or adjust, in its sole discretion: (i) the number and kind of shares that may be granted pursuant to Options; the number and kind of shares subject to outstanding Options; the Option Price applicable to outstanding Options; and/or other value determinations (including performance conditions) applicable to the Plan or outstanding Options. All adjustments shall be made in good-faith compliance with paragraph 7(1.4)(c) of the Income Tax Act (Canada), Code Section 409A and/or Code Section 424, as applicable. For the avoidance of doubt, the purchase of Common Shares or other equity securities of the Corporation by a shareholder of the Corporation or by any third party from the Corporation shall not constitute a corporate event or transaction giving rise to an adjustment pursuant to this Section 10.1.

Article 11
General
11.1Notice.
Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or telecopied and addressed to the recipient, and if to the Corporation, at its principal office, and if to the Optionee, at the address indicated in the Option Agreement or at the Optionee’s last known address shown in the records of the Corporation or any Affiliate. It is the responsibility of the Optionee to advise the Corporation of any change in address, and neither the Corporation nor any Affiliate shall have any responsibility for any failure by the Optionee to do so. Any Optionee may change his or her address from time to time by notice in writing to the Corporation. The Corporation shall give written notice to each Optionee of any change of the Corporation’s address. Any such notice shall be effective, if delivered, on the date of delivery and, if sent by facsimile, on the day following receipt of the facsimile.
11.2Employment.
No Optionee shall be induced to acquire or exercise Options by expectation of employment, engagement or service or continued employment, engagement or service. Nothing contained in the Plan shall confer upon any Optionee any right with respect to employment, engagement or service or in continuance of employment, engagement or service with the Corporation or any of its Affiliates or interfere in any way with the right of the Corporation or any of its Affiliates to terminate an Optionee’s employment, engagement or service at any time. The Plan does not give any Optionee any right to claim any benefit or compensation except to the extent specifically provided in the Plan.
11.3Other Employee Benefits.
The amount of any compensation received or deemed to be received by an Optionee as a result of his or her participation in the Plan will not constitute compensation, earnings or wages with respect to which any other employee benefits of that Optionee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, insurance, termination, severance or salary continuation plan or any other employee benefit plans, nor under any applicable employment standards or other legislation, except as otherwise specifically determined by the Board.
11.4Amendment.
The Board reserves the right to amend, modify or terminate the Plan or any Option or Option Agreement at any time if and when it is deemed advisable in its absolute discretion; provided, however, that, except as set forth in Sections 11.8 and 11.12 hereof, no such amendment may materially adversely affect any outstanding Options, or any rights pursuant thereto (including as set forth in the applicable Option Agreement), without the Optionee’s consent.
11.5Administration.
The Plan shall be administered by the Board which shall be empowered to: (i) interpret the Plan from time to time; (ii) to adopt, amend and rescind rules and regulations for carrying out the Plan; (iii) grant Options; (iv) determine the Option Price, vesting schedule, term, limitations, restrictions and conditions applicable to Options; (v) waive or amend any vesting conditions or vesting schedule; and (vi) make any other determination that the Board deems necessary or desirable for the administration of the Plan. Any decision or determination made or action taken by the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, and the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board all or any of the powers conferred on the Board pursuant to this Plan and day to day administration of the Plan may be delegated by the Board or a committee thereof to management of the Corporation. No member of the Board or any Person acting pursuant to authority delegated by it shall be liable for any action or determination in connection with the Plan made or taken in good faith, and each member of the Board and each such Person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Corporation.
11.6No Undertaking or Representation.
Each Optionee, by participating in the Plan and upon executing an Option Agreement, shall be deemed to have accepted all risks associated with acquiring Optioned Shares pursuant to the Plan. The Corporation hereby informs each Optionee that the Options and the Optioned Shares are subject to, and may be required to be held indefinitely under, applicable securities laws. The Corporation, its Affiliates and the Board make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the listing on any stock exchange or other market, of any Common Shares issued in accordance with the provisions of the Plan, and shall not be liable to any Optionee for any loss whatsoever resulting from that Optionee’s participation in the Plan or as a result of the amendment, suspension or termination of the Plan or any Option.
11.7Applicable Law.
This Plan and the provisions hereof shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
11.8Compliance with Applicable Law.
If any provision of the Plan or any Option contravenes any law or any order, policy, by-law, rule or regulation of any regulatory body or stock exchange having jurisdiction or authority over the securities of the Corporation or its Affiliates or the Plan, then such provision may in the sole discretion of the Board be amended to the extent considered necessary or desirable to bring such provision into compliance therewith, and appropriate consideration shall be paid by the Corporation to the extent that an Optionee is adversely affected by such amendment.
11.9Unfunded Plan.
This Plan is unfunded. To the extent any individual holds any rights under the Plan, such rights (unless otherwise determined by the Board) are no greater than the rights of a general unsecured creditor of the Corporation.

11.10Priority of Agreements.
In the event of any inconsistency or conflict between the provisions of the Plan and any Option Agreement, the provisions of the Option Agreement shall prevail. Unless otherwise provided herein, in the event of any inconsistency or conflict between the provisions of the Plan or any Option Agreement, on the one hand, and a Optionee’s employment or service agreement with the Corporation or its Affiliate, on the other hand, the provisions of the employment or service agreement shall prevail.
11.11Successors and Assigns.
The Plan shall be binding on all successors and assigns of the Corporation.
11.12Tax Consequences.
It is the responsibility of the Optionee to complete and file any tax returns which may be required under any applicable tax laws within the periods specified in those laws as a result of the Optionee’s participation in the Plan. The Corporation shall not be held responsible for any tax consequences to the Optionee as a result of the Optionee’s participation in the Plan. The exercise of each Option granted under the Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is required under applicable law in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require an Optionee to: (i) pay to the Corporation sufficient cash as is reasonably determined by the Corporation to be the amount necessary to permit the required tax remittance to the relevant taxing authority; or (ii) make other arrangements acceptable to the Corporation to fund the required tax remittance.
Each Option granted to or held by a U.S. Taxpayer is intended to be exempt from Code Section 409A, and this Plan and all Option Agreements entered into with U.S. Taxpayers hereunder shall be construed and interpreted consistent with such intent. Notwithstanding the foregoing, to the extent that any Option granted to a U.S. Taxpayer is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, such Option will be subject to such additional rules and requirements as specified by the Board from time to time in order to comply with Code Section 409A. If any provision of the Plan contravenes Code Section 409A or could cause the U.S. Taxpayer to incur any tax, interest or penalties under Code Section 409A, the Board may, in its sole discretion and without the U.S. Taxpayer’s consent, modify such provision to: (i) comply with, or avoid being subject to, Code Section 409A, or to avoid the incurrence of taxes, interest and penalties under Code Section 409A; and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the U.S. Taxpayer of the applicable provision without materially increasing the cost to the Corporation or contravening Code Section 409A. However, the Corporation will have no obligation to modify the Plan or any Option and does not guarantee that Options will not be subject to taxes, interest and penalties under Code Section 409A, and neither the Corporation nor any of its Affiliates shall be liable for any taxes, penalties or interest that may be imposed on an Optionee under Section 409A or for any damages for failing to comply with or be exempt from Code Section 409A. A Non-Qualified Stock Option shall not be granted to a U.S. Taxpayer unless the Common Shares constitute “service recipient stock” with respect to such U.S. Taxpayer within the meaning of Code Section 409A.

11.13Severability.
If any provision of this Plan shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Plan and the remaining provisions shall continue in full force and effect.
11.14Effective Date.
This Plan is effective as of August 19, 2020.